Exhibit 7 EXECUTION COPY

GRANT OF SECURITY INTEREST IN
INTELLECTUAL PROPERTY

          THIS GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY (this “Agreement”) dated and effective as of this 9th day of September, 2004, is made by DATAKEY, INC., a Minnesota corporation, with its chief executive office at 407 West Travelers Trail, Minneapolis, Minnesota 55337 (hereinafter referred to as the “Company”), in favor of SAFENET, INC., a Delaware corporation, with its chief executive office at 4690 Millennium Drive, Belcamp, Maryland 21027 (the “Lender”), which acquired that certain Secured Promissory Note issued by the Company dated of even date herewith (the “Secured Note”) pursuant to that certain Secured Loan Agreement, dated as of the date hereof, by and between the Company and the Lender (the “Loan Agreement”).

          A.     The Company intends to issue to the Lender the Secured Note from the Company, pursuant to the Loan Agreement, for the aggregate principal amount of $2,181,917.81.

          B. The Loan Agreement and the Secured Note provide for the Lender to make certain loans for the account of the Company and require the Company to grant the Lender a security interest in all of the Company’s assets pursuant to the terms of this Agreement and that certain Security Agreement, dated even herewith, by and among the Company and the Lender (the “General Security Agreement”).

          NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company agrees as follows:

          1.     Grant of Security Interest. As security for the payment of each and every debt, liability, and obligation of every type and description which the Company may now or at any time owe to the Lender pursuant to the terms of the Secured Note (the “Obligations”), the Company hereby grants to the Lender a security interest, effective immediately, in all of the Company’s right, title and interest in and to all of the following described property, whether now owned or hereafter acquired (collectively herein, the “Intellectual Property Collateral”):

                    (a)     Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

                    (b)     Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                    (c)     Any and all design rights which may be available to the Company now or hereafter existing, created, acquired or held;

                    (d)     All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

                    (e)     Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”)

                    (f)     All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

                    (g)     Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                    (h)     All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                    (i)     All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                    (j)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          2.     Authorization and Request. The Company authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Intellectual Property Security Agreement.

          3.     The Lender’s Rights. Upon the occurrence of any Event of Default hereunder, the Lender may exercise any one or more of the rights and remedies stated in this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable state or federal laws. The Lender shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit the Lender to exercise its rights and remedies upon the occurrence of an Event of Default under Section 6(i) of the Secured Note. The Lender will give the Company reasonable notice of the time and place of any public sale of the Intellectual Property Collateral or the time after which any private sale of the Intellectual Property Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid to the address of the Company set forth above (or such other address as the Company has given the Lender) at least ten (10) days before the date of such sale or disposition. In addition to the foregoing and all other rights and remedies of the Lender upon the occurrence of any Event of Default hereunder, the Lender shall thereupon have the immediate right to transfer to itself, to sell, assign and transfer to any other person or persons all right, title and interest in and to all or any part of the Intellectual Property Collateral. The Company agrees that, in the event that the Lender exercises its rights hereunder after written notification of such exercise from the Lender to the Company, the Company shall never thereafter, without the prior written authorization of the owner or owners of such Intellectual Property Collateral, use any of such Intellectual Property Collateral. The condition of the foregoing provision is such that unless and until there occurs an Event of Default under this Agreement, the Company shall continue to own and use the Intellectual Property Collateral in the normal course of its business and to enjoy the benefits, royalties and profits therefrom provided, however, that from and after the occurrence of an Event of Default such right will, upon the exercise by the Lender of the rights provided by this Agreement, be revoked and the right of the Company to enjoy the uses, benefits, royalties and profits of said Intellectual Property Collateral will wholly cease, whereupon the Lender or its transferee(s) shall be entitled to all of the Company’s right, title and interest in and to the Intellectual Property Collateral hereby so assigned. This Agreement will not operate to place upon the Lender any duty or responsibility to maintain the Intellectual Property Collateral.

          4.     Fees. The Company will pay all filing fees with respect to the security interest created hereby which the Lender may deem necessary or advisable in order to perfect and maintain the perfection of its security interest in the Intellectual Property Collateral.

          5.     Representations and Warranties; Covenants. The Company represents and warrants that (a) the Company lawfully possesses and owns the Intellectual Property Collateral and that except for the security interest granted hereby, the Intellectual Property Collateral will be kept free from all liens, security interests, claims and encumbrances whatsoever excluding licenses to resellers and end-users made in the normal course of business; (b) except for licenses to resellers and end-users made in the normal course of business and except as provided for in this Agreement, the Company has not made or given any prior assignment, transfer or security interest in the Intellectual Property Collateral or any of the proceeds thereof; (c) none of the Intellectual Property Collateral has been adjudged in court to be invalid or unenforceable in whole or in part; and (d) to the knowledge of the Company, there are no infringements of the Intellectual Property Collateral. The Company covenants that it will, at its own expense, maintain the Intellectual Property Collateral to the extent practicable in its business including, but not limited to, filing all affidavits, paying all maintenance fees, annuities and renewals possible with respect to patents, trademark registrations and applications therefore. The Company further covenants that during the term of this Intellectual Property Security Agreement, it (i) will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by the Company in the ordinary course of business or as set forth in this Intellectual Property Security Agreement; (ii) shall promptly advise the Lender of any material adverse change in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of the Company in or to any Trademark, Patent, Copyright, or Mask Work specified in this Intellectual Property Security Agreement; (iii) shall (A) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (B) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise the Lender in writing of material infringements detected and (C) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of the Lender, unless the Company determines that reasonable business practices suggest that abandonment is appropriate.

          6.     Application of Proceeds. The proceeds of any sale, transfer or disposition of the Intellectual Property Collateral shall be applied first to all costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses and court costs, incurred by the Lender in connection with such sale and the exercise of the Lender’s rights and remedies hereunder, under the Secured Note, and under the General Security Agreement; next, such proceeds shall be applied to the payment, in whole or in part, of the Obligations due the Lender; and the balance, if any, shall be paid to the Company or as a court of competent jurisdiction may direct.

          7.     Defense of Claims. The Company will defend at its own cost and expense any action, claim or proceeding affecting the Intellectual Property Collateral or the interest of the Lender therein. The Company agrees to reimburse the Lender for all costs and expenses incurred by the Lender in defending any such action, claim or proceeding.

          8.     Rights Cumulative. This Agreement shall be in addition to the General Security Agreement and shall not be deemed to affect, modify or limit the General Security Agreement or the Secured Note nor any rights that the Lender has under the General Security Agreement. The Company agrees to execute and deliver to the Lender (at the Company’s expense) any further documentation or papers necessary to carry out the intent or purpose of this Agreement including, but not limited to, financing statements under the Uniform Commercial Code, and amendments to this Agreement to evidence the grant of the security interest in Intellectual Property Collateral hereafter obtained by the Company.

          9.     Construction and Invalidity. Any provisions hereof contrary to, prohibited by or invalid under any laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

          10.     CHOICE OF LAW. THE COMPANY AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND. THIS AGREEMENT TOGETHER WITH THE LOAN AGREEMENT, THE GENERAL SECURITY AGREEMENT AND THE SECURED NOTE CONSTITUTE THE ENTIRE AGREEMENT OF THE COMPANY AND THE LENDER WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL, CAN ONLY BE CHANGED OR MODIFIED IN WRITING AND SHALL BIND AND BENEFIT THE COMPANY, THE LENDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE COMPANY AND THE LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT OF TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.

          11.     Events of Default. The occurrence of any “Event of Default” under the Secured Note shall constitute an Event of Default under this Agreement.

          12.     Notices. The Company covenants and agrees that, with respect to the Intellectual Property Collateral, it will give the Lender written notice of:

                    (a)     any written claim by a third party that the Company has infringed on the rights of a third party;

                    (b)     any infringement by a third party on the rights of the Company of which the Company has knowledge, excluding use by licensed end-users in excess of use permitted by their end use license agreement; or

                    (c)     any Intellectual Property Collateral created, arising or acquired by the Company after the date hereof.

          13.     Further Assurances; Attorney-in-Fact.

                    (a)     On a continuing basis, the Company will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by the Lender, to perfect the Lender’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this Intellectual Property Security Agreement, or for assuring and confirming to the Lender the grant or perfection of a security interest in all Intellectual Property Collateral.

                    (b)     The Company hereby irrevocably appoints the Lender as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Lender or otherwise, from time to time in the Lender’s discretion, upon the Company’s failure or inability to do so, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Intellectual Property Security Agreement, including:

                              (i)     To modify, in its sole discretion, this Intellectual Property Security Agreement without first obtaining the Company’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by the Company after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which the Company no longer has or claims any right, title or interest; and

                              (ii)     To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of the Company where permitted by law.

          14.     Termination. This Agreement shall terminate upon the payment in full or other satisfaction of the Secured Note by the Company. Upon the Company’s request, the Lender shall promptly after any such termination execute and deliver to the Company (at the Company’s expense) such documents and instruments as are necessary to evidence such termination and release of the security interest granted herein on any applicable public record.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Grant of Security Interest in Intellectual Property as of the date first set forth above.

DATAKEY, INC., a Minnesota corporation
By:	/s/ Timothy L. Russell
	Name:	Timothy L. Russell
	Title:	President and Chief Executive Officer

Acknowledged and Accepted by the LENDER: SAFENET, INC., a Delaware corporation
By:	/s/ Ken Mueller
	Name:	Ken Mueller
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO GRANT OF SECURITY INTEREST IN
INTELLECTUAL PROPERTY]